                                                                    Exhibit 10.3

                  LICENSE AND TECHNICAL ASSISTANCE AGREEMENT
                  ------------------------------------------


          LICENSE AND TECHNICAL ASSISTANCE AGREEMENT (this "Agreement") dated the ____ day of __________, 1998, by and between YUASA CORPORATION, a corporation duly organized and existing under the laws of Japan ("Yuasa Japan") and YUASA, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania ("YI").

                                  BACKGROUND
                                  ----------

     A. Yuasa Japan is in the business of manufacturing, marketing and selling all types of electrical storage batteries and related products, including both industrial and consumer batteries. Yuasa Japan sells these products directly and indirectly through various entities.

     B. Yuasa Japan presently owns 86.5% of the issued and outstanding capital stock of YI. Through YI's operating subsidiaries, YI is the leading manufacturer and supplier of industrial and small engine starting batteries in the Americas.

     C. Yuasa Japan is or has been a party to various agreements and arrangements (collectively, the "Prior Agreements") with YI or its predecessors under which Yuasa Japan, among other things, granted licenses to use the name "Yuasa" in connection with the manufacture and sale of certain products in specific territories, and provided to YI technical assistance, know-how, secret processes, formulas and other valuable industrial proprietary rights, engineering expertise and similar benefits. The Prior Agreements include a License Agreement dated February 6, 1979, a Technical Assistance Agreement dated November 5, 1985 and a Technical Assistance Agreement dated July 1, 1988, all of which were between Yuasa Japan and YI's predecessor by merger, Yuasa General Battery Corporation.

     D. YI is contemplating an initial public offering of its stock (the "Offering"), in connection with which YI has filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission. The Offering, if completed, will have the result, among other things, of diluting Yuasa Japan's percentage ownership of YI.

     E. The Registration Statement indicates that significant risk factors exist if the present relationship between Yuasa Japan and YI is terminated by Yuasa Japan, because such termination could adversely affect YI's competitive position, results of operations and future profits. The possibility that this could occur, in turn, could adversely affect the valuation of YI in connection with the Offering and, therefore, adversely affect the Offering price, which would increase the dilution in Yuasa Japan's percentage of ownership in YI.

     F. Yuasa Japan and YI have therefor determined that entering into this agreement to provide YI with continued access to the intellectual property, technical assistance and other valuable rights and benefits that currently flow from the Prior Agreements and from YI's relationship with Yuasa Japan would enhance the enterprise value of YI and its business, and, in particular, would enhance the pricing of the Offering and thereby decrease the dilution in Yuasa Japan's percentage ownership of YI that would result from the Offering.

          NOW, THEREFORE, for the purposes of enhancing the market value of YI and its business, and to decrease the dilution in Yuasa Japan's percentage ownership of YI that will result from the Offering, and in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:


                            ARTICLE 1.  DEFINITIONS
                            -----------------------

          As used in this Agreement, the following terms shall have the following meanings:

          1.1  Net Sales.
               ---------

          The term "net sales" shall mean the gross selling price of Products invoiced by YI to third party customers less all discounts, rebates, excise taxes and any freight charges to such third party customers.

          1.2  Patents
               -------

          The term "Patents" shall mean, collectively, all US, Japanese and other patents currently owned and all patent applications currently pending in the USA and in Japan by Yuasa Japan relating to the Products, all of which are listed on Exhibit "A" attached hereto, and all patents hereafter applied for by or issued to Yuasa Japan that relate to the Products. Yuasa Japan will notify YI of any additions thereto as they will have been registered and become valid, and all such patents shall form part of the Technical Know-how.

          1.3  Products
               --------

          The term "Products" shall mean, collectively, all of the following:

          (a) motive power batteries and chargers (including, without limitation, batteries and chargers for industrial forklift trucks, other materials handling equipment and wheelchairs);

          (b) stationary batteries and chargers (including, without limitation, standby batteries and power supply equipment for wireless and wireline telecommunications applications, such as central telephone exchanges, microwave relay stations, and switchgear and other instrumentation control systems);

          (c) uninterruptible power systems (including, without limitation, batteries for computer, electronic, security, computer, life support and other medical applications);

          (d) motorcycle and other small engine starting batteries, such as batteries for snowmobiles, lawn and garden tractors and personal watercraft, and including batteries for starting small internal combustion engines used for auxiliary charging power for electric vehicles, but excluding other automobile and truck starting batteries;

          (e) related battery accessories (including, without limitation, cabinets and battery racks and trays); and

          (f) any other products manufactured by YI at the time of execution of this agreement, and any and all future improvements, developments and innovations with respect to any of the foregoing made by YI or Yuasa Japan during the term of this Agreement.

          1.4  Technical Know-how
               ------------------

          The term "Technical Know-how" shall mean all patented and unpatented manufacturing processes, formulas, prescriptions, methods, experiences, "show-how," constructions, designs, secret processes and other industrial property rights and knowledge relating to the Products, including all improvements and modifications thereto, which are currently owned or used by Yuasa Japan, or are hereafter developed relating to Products.

          1.5  Territory
               ---------

          The term "Territory" shall mean the territory consisting of Canada, the United States, Central America, South America, and the Caribbean Islands.

          1.6  Trademarks
               ----------

          The term "Trademarks" includes the name "Yuasa" and any other trademarks, tradenames, logos, trade dress and other rights described or depicted on Exhibit "B" attached hereto. The trademarks, tradenames, logos, trade dress, and other rights covered by Exhibit "B" may be modified, expanded or reduced by mutual agreement of the parties from time to time, which shall be embodied in a written document referring to this agreement, containing a revised Exhibit "B" which, when executed, shall form a part of this Agreement, and revised Exhibit "B" shall supersede Exhibit "B" as then in effect for all purposes from and after such time.

          1.7  YI Affiliates
               -------------

          The term "YI Affiliate" shall mean any entity with respect to which YI, directly or indirectly, now or at any time during the term of this Agreement holds the right, by reason of its ownership of voting securities, or by means of a proxy, voting trust or otherwise, to cast (or direct the casting of) more than 50% of the total votes which all holders of such entity's securities are entitled to cast or to otherwise elect a majority of the members of the Board of Directors of such entity.

          1.8  Yuasa Japan Affiliates.
               ----------------------

          The term "Yuasa Japan Affiliate" shall mean, collectively,

               (a) any entity (other than YI) with respect to which Yuasa Japan, directly or indirectly, now or at any time during the term of this Agreement, holds the right, by reason of its ownership of voting securities, or by means of a proxy, voting trust or otherwise, to cast (or direct the casting of) more than 50% of the total votes which all holders of such entity's securities are entitled to cast or to otherwise elect a majority of the members of the Board of Directors of such entity; and

               (b) any entity which, directly or indirectly, now or at any time during the term of this Agreement, holds the right, by reason of its ownership of voting securities of Yuasa Japan, or by means of a proxy, voting trust or otherwise, to cast (or direct the casting of) more than 50% of the total votes of Yuasa Japan which all holders of Yuasa Japan's securities are entitled to cast or to otherwise elect a majority of the members of the Board of Directors of such entity.

The parties acknowledge that, as of the date hereof, Global & Yuasa (Korea) is not a Yuasa Japan Affiliate.


                 ARTICLE 2.  GRANT OF MANUFACTURING RIGHTS AND
                 ---------------------------------------------
                       TECHNICAL KNOW-HOW LICENSE TO YI
                       --------------------------------

          2.1  Exclusive Grant to YI.
               ---------------------

          Yuasa Japan hereby grants the exclusive right and license (without reserving any such right to itself or any Yuasa Affiliate) to YI to manufacture, distribute, sell and/or market the Products in the Territory using the Technical Know-how, whether existing at the time of signing of this Agreement or as the Products and Technical Know-how may be hereafter developed. Notwithstanding the foregoing or anything else contained herein or in any other agreement:

               (a) Yuasa Japan and the Yuasa Japan Affiliates may continue to export into the Territory and sell products now exported by them to customers to whom such products are now sold;

               (b) Yuasa Japan and the Yuasa Japan Affiliates may sell batteries to original equipment manufacturers ("OEMs") located outside the Territory for installation outside the Territory and eventual export of such batteries as part of the original equipment manufactured by such OEMs into the Territory;

               (c) so long as the technical assistance agreement between Yuasa Japan and Auto Parts Japones S.A. of Ecuador ("APJ") is in effect, and to the extent contemplated by such agreement as it is now in effect, (i) Yuasa Japan may continue to sell the products called for by such agreement to APJ in Ecuador and (ii) APJ may continue to manufacture and sell such products for resale in Ecuador;

               (d) so long as the joint venture involving Yuasa Japan, Microlite-Yuasa Baterias Ltda., of Brazil ("Microlite") and other parties is in existence, and to the extent contemplated by the governing agreements as now in effect, Yuasa Japan may continue to sell to Microlite in Brazil, and Microlite may continue to manufacture and sell for resale in Brazil,
     (i) motorcycle starting batteries, (ii) automotive starting batteries,
     (iii) "UXL" stationary batteries, and (iv) small VRLA batteries; and

               (e) YI shall not unreasonably withhold its consent to other sales of batteries by Yuasa Japan within the Territory.

          2.2  Furnishing of Technical Know-how.
               --------------------------------

          Yuasa Japan shall furnish and disclose to YI the Technical Know-how of Yuasa Japan related to the Products, and shall furnish to YI all future improvements and innovations in the Products and the methods of making them which Yuasa Japan may develop or acquire during the term of this Agreement, insofar as they are not restricted against disclosure by agreement with any third parties. Yuasa Japan shall use its best efforts to eliminate or reduce any such restrictions as may presently exist, to the extent necessary to allow YI to enjoy the full benefit of such innovations and shall not hereafter enter into any agreement that would create or permit such a restriction.

          2.3  YI Improvements and Developments.
               --------------------------------

          YI will promptly notify Yuasa Japan of all improvements and modifications made by YI to the Products and the methods of making the Products during the continuance of this Agreement and will grant Yuasa Japan the exclusive and gratis right and license to use such improvements and modifications in the world outside of the Territory.


                    ARTICLE 3.  GRANT OF TRADEMARK LICENSE
                    --------------------------------------

          3.1  Grant.
               -----

          Yuasa Japan hereby grants the exclusive right and license to YI to use the Trademarks in the Territory in connection with the manufacture, distribution, sale and marketing of the Products.

          3.2  Standards of Usage
               ------------------

          YI's use of the Trademarks hereunder shall at all times conform to reasonable standards promulgated from time to time by Yuasa Japan. The initial standards will be included in Exhibit "B" attached hereto, and Yuasa Japan may make reasonable modifications in those standards from time to time, by written notice to YI.


                       ARTICLE 4.  OWNERSHIP AND OPTION
                       --------------------------------

          4.1  Yuasa Japan Ownership.
               ---------------------

          The ownership of the Patents and Technical know-how provided initially by Yuasa Japan shall be vested in Yuasa Japan. YI and all YI Affiliates shall be irrevocably entitled to use such granted rights and license in the Territory during the term of this Agreement.

          4.2  YI Ownership.
               ------------

          The ownership of any Technical Know-how developed initially by YI shall be vested in YI. Yuasa Japan and all Yuasa Japan Affiliates shall be entitled to use such rights, as further provided in Section 2.3 hereof.

          4.3  Option OF YI.
               ------------

          YI will have the option to acquire ownership of all Technical Know-how of any kind relating to or necessary for the manufacture, sale and distribution of Products in the Territory, on such financial terms as Yuasa Japan and YI shall agree from time to time.


                           ARTICLE 5.  EXPORT BY YI
                           ------------------------

          YI and the YI Affiliates shall not sell, export nor cause any third party to sell or export Products manufactured using Yuasa Japan's Technical Know-how or bearing the Trademarks outside the Territory without either (a) Yuasa Japan's prior written consent which shall not be unreasonably withheld, or (b) first offering Yuasa Japan the opportunity to market the Products in question outside the Territory, directly or through other Yuasa Japan Affiliates. Nothing contained herein shall be construed to prevent YI or the YI Affiliates from selling any products in any territory that are neither manufactured using Technical Know-how belonging to Yuasa Japan nor sold under any of the Trademarks.


              ARTICLE 6.  DISPATCH OF TECHNICAL EXPERTS; TRAINING
              ---------------------------------------------------

          6.1  Training in the USA
               -------------------

          (a) Upon request by YI and acknowledgement of the necessity by Yuasa Japan, which shall not be unreasonably withheld, Yuasa Japan shall dispatch its technical expert(s) to YI's facilities in the USA for the purpose of instructing YI's personnel on specific technical and/or engineering matters pertaining to the manufacture of the Products under the license granted herein. The number of Yuasa Japan's technical expert(s) to be dispatched, the time of dispatch and the length of stay shall be mutually agreed upon.

          (b) YI shall pay all reasonable out-of-pocket expenses incurred by Yuasa Japan in connection with visits by Yuasa Japan technical experts to the USA pursuant to YI's requests, such as round-trip air fare between Japan and the USA, hotel charges, meals and local transportation.

          (c) In addition to the expenses stated above, YI shall pay a fee (the "Daily Technical Assistance Fee") for the technical experts during their stay in the USA, in the net amount of Forty Thousand Japanese Yen (Yen 40,000) (net of any withholding tax and other deductions required in the USA), per person per day for the number of days spent in the USA, inclusive of both dates of arrival and departure, Sundays, and national holidays of the USA. The Daily Technical Assistance Fee shall be subject to review and revision by agreement of the parties hereto, once every two (2) years during the term of this Agreement, to reflect the increase of remuneration and expenses incurred in relation to employment of such personnel at Yuasa Japan. Should payment of the Daily Technical Assistance Fee be subject to withholding tax and other deduction at source in the USA, YI shall deliver the corresponding tax receipts to Yuasa Japan.

          6.2  Training at Yuasa Japan Facilities.
               ----------------------------------

          Upon request by YI and acknowledgement of the necessity by Yuasa Japan, which acknowledgement shall not be unreasonable withheld, Yuasa Japan shall receive at its factories in Japan (or at factories of its associated companies located in countries other than Japan) YI's technical personnel to familiarize them with the Technical Know-how, as it develops from time to time, and provide free training facilities for such dispatched technical personnel. The number of technical personnel to be dispatched, the time of dispatch and the length of stay shall be mutually agreed upon. All expenses including round-trip air fare, hotel charges, meals and local transportation of YI'S dispatched technical personnel shall be borne by YI. Yuasa Japan however, agrees to offer to provide them, when available, with lodgings such as company dormitories and meals at reasonable cost to make the cost of the sojourn economical.

          6.3  Accidents, etc.
               --------------

          Yuasa Japan shall not be held responsible for any claim, loss or damages arising in connection with any personal injury, death and damage or loss of property which may be sustained by YI's dispatched personnel, unless caused by the gross negligence or willful misconduct of Yuasa Japan. YI shall not be held responsible for any claim, loss or damages arising in connection with any personal injury, death, damage or loss of property which may be sustained by Yuasa Japan's dispatched personnel unless caused by the gross negligence or willful misconduct of YI.


                      ARTICLE 7.  CONFIDENTIAL TREATMENT
                      ----------------------------------

          The parties acknowledge that their respective trade secrets and confidential information concerning their business, products, Technical Know-how, manufacturing methods and processes and other technical information, whether acquired from each other pursuant hereto or otherwise, as they may exist from time to time, are their respective valuable, special and unique proprietary assets. In light of the highly competitive nature of the industry in which their respective businesses are conducted, the parties further agree, each to the other on its own behalf and on behalf of all entities under their respective control, that all knowledge and information described in the preceding sentence shall be considered confidential information. In recognition of this fact, each party, on its own behalf and on behalf of all entities under its control, agrees that it will not, at any time, disclose any of such confidential information to any person or other entity for any reason or purpose whatsoever, nor shall they make use of any such secrets, processes or other confidential information for their own purposes or for the benefit of any person or other entity under any circumstances at any time during or after the term hereof, except as may be expressly provided hereby or by other written agreements between them. However, each party, subject to the other's prior written consent, which shall not be unreasonably withheld, may identify to suppliers from which it desires to procure raw materials or component parts for the Product such information in the scope which it deems necessary for such procurement. The party making such disclosure shall take all reasonable precautions in order to ensure appropriate protection by such suppliers of the confidentiality of such information. Failure to take appropriate measures shall constitute a breach of this Agreement.


              ARTICLE 8.  ROYALTIES PAYABLE TO YUASA JAPAN, ETC.
              --------------------------------------------------

          8.1  Royalties.
               ---------

          In consideration of Yuasa Japan's obligations as set forth in this Agreement, YI agrees to pay Yuasa Japan during the term of this Agreement a royalty (the "Royalty") calculated as follows:

               (a) Three percent (3%) of the Net Sales by YI of batteries which the parties presently refer to as "UXL stationary" and "NP batteries," plus
                                                                            ----

               (b) Three percent (3%) of the first million dollars of Net Sales by YI of the motorcycle and other small engine starting batteries more specifically described in paragraph 1.3(d) of this Agreement; two percent (2%) of the Net Sales by YI of such batteries above $1 million, and up to $2 million; and one percent (1%) of the Net Sales of such batteries of $2 million and above, which batteries, are both (i) manufactured by YI using the Technical Know-how, and (ii) are sold by YI in the Territories. The parties acknowledge that, as of the date of the execution of this Agreement, Yuasa Japan has only supplied YI with Technical Know-how with respect to the Products identified in subparagraphs 8.1(a) and 8.1(b) above. Royalties under this paragraph 8.1 shall be payable on a quarterly basis, within ninety (90) days after the close of each fiscal quarter of YI, beginning with the fiscal quarter ending June 30, 1998.

          8.2  Renegotiation.
               -------------

          The parties shall meet from time to time and consider whether to renegotiate the Royalty, based on facts and circumstances, technology, and prevailing market conditions and other relevant factors at the time.

          8.3  Withholding for Double Taxation.
               -------------------------------

          Should payment of the Royalty payable hereunder be subject to USA withholding tax under the Double Taxation Prevention Treaty (or any other relevant treaty or convention) existing between the USA and Japan, the tax shall be borne by Yuasa Japan, and YI will pay the tax for Yuasa Japan's account and will deliver to Yuasa Japan the corresponding tax receipt and deduct the amount thereof from any Royalty payment.

          8.4  Records.
               -------

          During the term of this Agreement YI shall keep full and accurate records of its business in the Products and make such records open to inspection and audit at all reasonable business hours upon reasonable notice by Yuasa Japan or its representatives.

          8.5  Development Costs for Certain Products.
               --------------------------------------

          The development costs incurred at Yuasa Japan for battery models required solely for YI and manufactured by YI upon request from YI shall be borne by YI, as may be mutually agreed from time to time.

          8.6  Overdue Interest.
               ----------------

          YI agrees to pay Yuasa Japan overdue interest at the rate of 7% per annum of the unpaid amount without any deduction in respect of Royalty payments not made within ninety (90) days after the end of each fiscal quarter. Calculation of the amount of such interest shall be made on a daily basis for the period from the 91st day after the end of fiscal quarter until and including the date of actual payment. This obligation of YI shall be in addition to and not in substitution for any other rights Yuasa Japan may have in respect to late payment or non-payment of any sum due.


              ARTICLE 9.  GRANT OF LICENSE BY YI TO YUASA JAPAN;
              --------------------------------------------------
                CROSS LICENSING OF FUTURE PRODUCTS AND KNOW-HOW
                -----------------------------------------------

          9.1 YI hereby grants to Yuasa Japan the following non-transferrable rights and licenses (to the extent Yuasa Japan does not already possess such rights) during the term of this Agreement:

               (a) the non-exclusive, royalty free, right and license to manufacture and/or sell the Products identified in Section 1.3(a), (b),
     (c), (d), (e) and (f) of this Agreement throughout the world, except in the Territories; and

               (b) the right to manufacture and/or sell batteries and related products which employ technology and know-how developed or acquired by YI after the date of this Agreement (i) in Japan (on an exclusive basis), and
     (ii) throughout the rest of the world, except in the Territories (on a non-exclusive basis), in exchange for compensation to be negotiated between the parties prior to any manufacture or sale by Yuasa Japan.

          9.2 Yuasa Japan hereby grants to YI the exclusive right to manufacture and/or sell batteries and related products in the Territories which employ technology and know-how which either (a) now exists but is not presently used by YI, or (b) is developed or acquired by Yuasa Japan or a Yuasa Japan Affiliate after the date of this Agreement, for compensation to be negotiated by the parties prior to any manufacture or sale by YI.

          9.3 Neither YI nor Yuasa Japan shall have any obligation to grant any license or right under this Article 9 to the other if such grant would cause it to violate any agreement with any unaffiliated third party and such third party's consent cannot be obtained on reasonable terms and conditions.


                          ARTICLE 10.  EFFECTIVE DATE
                          ---------------------------

          The effective date of this Agreement shall be April 1, 1998.


                               ARTICLE 11.  TERM
                               -----------------

          The term of this Agreement shall take effect on the effective date and, unless sooner terminated in accordance with the provisions of Article 11, this Agreement shall remain in full force and effect through the third (3rd) anniversary of the first date on which Yuasa Japan and the Yuasa Japan Affiliates do not own sufficient shares of common stock of YI in the aggregate to cast (or direct the casting of) more than twenty percent (20%) of the total votes entitled to be cast by holders of shares of stock of YI of all classes.


                           ARTICLE 12.  TERMINATION
                           ------------------------

          12.1 By Yuasa Japan.
               --------------

          Yuasa Japan shall have the right to cancel this Agreement or any extension hereof prior to the expiration of the term specified in Article 10, by ninety (90) days' written notice to YI, in case:

          (a) Royalties have remained unpaid for a period longer than one hundred eighty (180) days after the end of a fiscal year of YI;

          (b) there has been any material breach of this Agreement by YI which is not remedied by YI within ninety (90) days after the date of Yuasa Japan's written notice sent to YI of such breach; or

          (c) YI shall file a petition for bankruptcy, or an order for relief is entered in any involuntary bankruptcy case brought against YI, or YI makes any assignment for the benefit of creditors or becomes insolvent, or is placed in the hands of a receiver.

          12.2 By YI.
               -----

          YI shall have the right to cancel this Agreement or any extension hereof prior to the expiration of the term specified in Article 10, by ninety
(90) days' written notice to Yuasa Japan, in case:

               (a) there has been any material breach of this agreement by Yuasa Japan which is not remedied by Yuasa Japan within ninety (90) days after the date of YI's written notice sent to Yuasa Japan of such breach; or

               (b) Yuasa Japan shall file a petition for bankruptcy, or an order shall be entered in any involuntary bankruptcy case commenced against Yuasa Japan under the laws of Japan or under the similar laws of any other relevant country, or Yuasa Japan makes an assignment for the benefit of creditors or becomes insolvent, or is placed in the hands of a receiver.


                      ARTICLE 13.  EFFECT OF TERMINATION
                      ----------------------------------

          13.1 Survival of Certain Rights and Obligations.
               ------------------------------------------

          Notwithstanding any other provision of this Agreement or any other agreement, after any revocation, cancellation or termination of this Agreement, regardless of the reason or cause therefor:

               (a) YI's right to use the Trademarks in connection with the manufacture, distribution, marketing and sale of the Products in the Territory shall survive for a period of three (3) years;

               (b) YI's right to use the Technical Know-how and Patents belonging to Yuasa Japan to manufacture Products for sale in the Territory shall survive for a period of five (5) years; and

               (c) the undertakings regarding confidentiality of information under Article 7 shall survive indefinitely.

YI shall continue to pay the Royalties during such period, to the extent it continues to use the Trademarks, Patents and Technical Know-how of Yuasa Japan.

          13.2  Certain Rights Not Affected.
                ---------------------------

          Any termination or cancellation of this Agreement shall be without prejudice to the rights of the parties to bring any action on their lawful claims for damages or other compensation by reason of breach or violation of contract or by any other lawful or contractual reason.


                           ARTICLE 14.  INFRINGEMENT
                           -------------------------

          YI shall notify Yuasa Japan promptly in writing of any claim action made or brought against YI asserting that any Product or any part thereof manufactured or sold by YI using or under any patent, trademark, trade secret or other intellectual property provided by Yuasa Japan constitutes an infringement of any patent, trademark or other intellectual property right or other right of any third party. Yuasa Japan shall have the duty and right (with YI's assistance, if reasonably required) to conduct settlement negotiations or contest such claim or action, at Yuasa Japan's expense.


                            ARTICLE 15.  ASSIGNMENT
                            -----------------------

          The rights and obligations of the parties hereto under this Agreement shall not be assigned without prior consent in writing of the other party hereto, except to the respective successors to their businesses and assets.


                            ARTICLE 16.  AMENDMENT
                            ----------------------

          No amendment to, waiver of or modification of any provisions of, this Agreement shall be effective for any purpose whatsoever, if not confirmed in writing by the parties hereto.


                          ARTICLE 17.  FORCE MAJEURE
                          --------------------------

          If performance of all or any part of this Agreement becomes impracticable or is suspended by any force majeure (including but not limited to, governmental regulations or directives, state of emergency, Act of God, war, warlike conditions, hostilities, civil commotions, riots, epidemics strikes, lock-out and any other causes beyond the control of the parties hereto) each party hereto shall not be held responsible for such impracticability or
suspension of the performance.   Upon occurrence of any event of force majeure,
the affected party shall inform the other party of such occurrence, and both parties hereto shall discuss and decide the necessary measures to cope with such force majeure.

                           ARTICLE 18.  CONSULTATION
                           -------------------------

          Any matter not addressed or not fully provided for in this Agreement shall be settled by the parties hereto upon mutual consultation and agreement each time such matter arises.


                           ARTICLE 19.  ARBITRATION
                           ------------------------

          In the event of any dispute, controversy or difference of opinion between the parties hereto arising out of or in connection with this Agreement or with regard to performance of any obligation hereunder by either party, the parties shall use their best efforts to settle such dispute, controversy or difference of opinion amicably by negotiation. Any dispute, controversy or difference of opinion that can not be settled amicably by negotiation between the parties shall be referred to arbitration to be conducted in accordance with the provisions of the Japan-America Trade Arbitration Agreement dated September 16, 1952, and the award will be final and binding on the parties. Such arbitration shall be held in Tokyo under the laws of Japan if initiated by YI and shall be held in New York under the laws of New York if initiated by Yuasa Japan.


                             ARTICLE 20.  NOTICES
                             --------------------

          Any notice to be given under this Agreement by a party hereto shall be in writing and shall be given by being delivered or sent by registered airmail (or telecopy or e-mail, with confirmation following by hard copy), addressed to the other party at its address or telecopy number given blow or such other address or telecopy as it may specify in writing. Any such notice sent by registered airmail, telecopy or e-mail, shall conclusively be deemed to have been given and received at the time when the same would have been received in the ordinary course of mail, but no later than the date on which it is actually received.

     Yuasa, Inc.:        Yuasa, Inc.
                         P.O. Box 14145
                         Reading PA 19612-4145
                         Telecopy: 610-208-1807
                         E-mail:  ehlermanm@yuasainc.com

                         Attention: P. Michael Ehlerman,
                                    Chief Executive Officer

     Yuasa Japan:        Yuasa Corporation
                         NT Building, 47-1, Oh-1
                         1- Chome, Shinagawa-ku
                         Tokyo, 140-8514 Japan
                         Telecopy:  3-5742-7835
                         E-mail:

                         Attention: Naruo Otsubo,
                                    President


                          ARTICLE 21.  GOVERNING LAW
                          --------------------------

          Subject to the provisions of Article 9 above, this Agreement shall be governed by and construed in accordance with the domestic, internal law (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.


                       ARTICLE 22.  PARTIES BOUND, ETC.
                       -------------------------------

          The provisions of this Agreement are for the benefit of YI and the YI Affiliates, and may be enforced by them and their permitted successors and assigns. Yuasa Japan is executing this Agreement on behalf of all other Yuasa Japan Affiliates, and agrees to cause all of the Yuasa Japan Affiliates to observe all of the terms and conditions hereof as if they were parties hereto.


                          ARTICLE 23.  COUNTERPARTS.
                          --------------------------

          This Agreement may be executed in any number of counterparts, each of which will be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.


           ARTICLE 24.  ENTIRE AGREEMENT; ENGLISH TEXT OF AGREEMENT
           --------------------------------------------------------

               (a) The English version shall be the only valid version of this Agreement.

               (b) This Agreement contains the entire understanding of the parties hereto and shall supersede all prior verbal and written discussions respect to the subject matter hereof. No modification shall be effective unless it is in writing signed by the party against whom such modification is to be enforced. This Agreement shall supersede the Prior Agreements in their entirety.

                             ARTICLE 25.  HEADINGS
                             ---------------------

          The headings of articles of this Agreement are for convenience of reference only and shall not be interpreted as part of the contents of respective articles of this Agreement.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed the day and year first written above.

                                   YUASA INC.

                                   By_________________________________
                                         P. Michael Ehlerman,
                                         Chief Executive Officer

                                   Attest:____________________________
                                              Michael T. Philion,
                                              Acting Secretary


                                   YUASA CORPORATION

                                   By_________________________________
                                        Naruo Otsubo, President
                                              Title:

                                  Exhibit "A"
                                  -----------

                                    Patents

[list to be provided]

                                  Exhibit "B"
                                  -----------

                                  Trademarks
                                  ----------

1.   Description.  The following trademarks and trade names and all derivatives
     -----------
thereof, wherever registered in any office

          Yuasa
          Yumicron

The logos and trade dress shown on Schedule 1 attached to this Exhibit.

2.   Standards of Usage.
     ------------------

[to be provided]